LEGION PARTNERS ASSET MANAGEMENT, LLC 12121 Wilshire Boulevard, Suite 1240 Los Angeles, California 90025 July 29, 2026 NN, Inc. 6210 Ardrey Kell Road, Suite 120 Charlotte, North Carolina 28277 Attention: Board of Directors Dear Members of the Board: Reference is made to that certain Cooperation Agreement (the “Cooperation Agreement”), dated as of January 16, 2026, made and entered into by NN, Inc., a Delaware corporation (the “Company”), Legion Partners Asset Management, LLC, a Delaware limited liability company (together with its Affiliates, “Legion Partners”), and each of the other persons listed on the signature pages to the Cooperation Agreement (collectively with Legion Partners and together with any other Affiliates of Legion Partners, the “Investor Group” and each individually, an “Investor”). Capitalized terms used but not defined in this letter agreement have the meanings ascribed to them in the Cooperation Agreement. On July 20, 2026, Raymond T. White resigned as a member of the Board, effective immediately. Effective as of the date hereof, the Company hereby agrees to immediately accelerate the vesting of 49,079 shares of restricted stock of the Company awarded on March 18, 2026 to Mr. White in connection with his service as a director of the Company. Pursuant to Section 1(f) of the Cooperation Agreement, and subject to the terms thereof, the Company and the Investors are required to cooperate in good faith to select, and the Company is required to appoint, as promptly as practicable, a Replacement Designee to serve as a director of the Company for the remainder of the New Director’s term (the “Replacement Rights”). Effective as of the date hereof, the Investor Group hereby permanently and irrevocably (i) waives the Replacement Rights and (ii) acknowledges and agrees that the Company’s obligations under Section 1 of the Cooperation Agreement are terminated. Except as expressly set forth in this letter agreement, all of the terms, conditions, obligations, covenants, and agreements of the Cooperation Agreement shall continue in full force and effect after the execution of this letter agreement, and shall not be in any way amended, changed, modified, or superseded by the terms set forth in this letter agreement. The provisions of Sections 10-15, 18-22, and 24-26 of the Cooperation Agreement are incorporated by reference into this letter agreement and shall apply mutatis mutandis to this letter agreement. [Signature Pages Follow]

[Signature Page to Letter Agreement] Very truly yours, INVESTOR GROUP: LEGION PARTNERS, L.P. I By: Legion Partners Asset Management, LLC Investment Advisor By: Name: Christopher S. Kiper Title: Managing Director LEGION PARTNERS, L.P. II By: Legion Partners Asset Management, LLC Investment Advisor By: Name: Christopher S. Kiper Title: Managing Director LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. XI By: Legion Partners Asset Management, LLC Investment Advisor By: Name: Christopher S. Kiper Title: Managing Director LEGION PARTNERS, LLC By: Legion Partners Holdings, LLC Managing Member By: Name: Christopher S. Kiper Title: Managing Member /s/ Christopher S. Kiper /s/ Christopher S. Kiper /s/ Christopher S. Kiper /s/ Christopher S. Kiper

[Signature Page to Letter Agreement] LEGION PARTNERS ASSET MANAGEMENT, LLC By: Name: Christopher S. Kiper Title: Managing Director LEGION PARTNERS HOLDINGS, LLC By: Name: Christopher S. Kiper Title: Managing Member CHRISTOPHER S. KIPER RAYMOND T. WHITE /s/ Christopher S. Kiper /s/ Christopher S. Kiper /s/ Christopher S. Kiper /s/ Raymond T. White

[Signature Page to Letter Agreement] ACKNOWLEDGED AND AGREED: NN, INC. By: Name: Harold Bevis Title: President and Chief Executive Officer /s/ Harold Bevis